EXHIBIT 10.40

                              Pharmion Corporation
                                2525 28th Street
                             Boulder, Colorado 80301

August 18, 2003

Celgene Corporation
7 Powder Horn Drive
Warren, New Jersey 07059

Attention: Sol J. Barer, PhD

Gentlemen:

On March 3, 2003, Pharmion GmbH ("Pharmion"), Pharmion Corporation and Celgene Corporation ("Celgene") entered into an Amendment No. 1 (the "Amendment") to the License Agreement among such parties dated November 16, 2001 (the "Agreement"). Except as otherwise indicated, capitalized terms used herein have the meaning ascribed to them in the Agreement or the Amendment.

In the course of an internal contract review, we believe that our mutual intentions relating to an extension of time contemplated by Section 8 of the Amendment, which changed from three years to five years a trigger date on a Celgene termination right under Section 9.3(b)(i) of the Agreement, should also apply to Section 9.4 (a) of the Agreement relating to co-exclusivity.

In addition, as we have explained to you, to date we have only been able to obtain liability insurance coverage of $15 million per occurrence and $15 million in the aggregate. Accordingly, we would like to amend the provisions of
Section 8.4 of the Agreement to reflect these insurance limits.

Accordingly, this will confirm our agreement as follows:

      1. Section 9.4(a) of the Agreement is hereby amended by replacing the words "within three (3) years after the date hereof" with the words "within five (5) years after the date hereof".

      2. Section 8.4(a) of the Agreement is hereby amended by replacing the words "U.S. $10,000,000 per occurrence and U.S. $50,000,000 in the aggregate" with "U.S. $15,000,000 per occurrence and U.S. $15,000,000 in the aggregate".

Except as expressly modified by this letter, all terms and conditions of the Agreement and the Amendment shall remain in full force and effect.

Please indicate your acceptance and agreement with the foregoing by signing the enclosed copy of this letter and returning it to us.

Very truly yours,

Pharmion Corporation                  ACCEPTED AND AGREED
Pharmion GmbH                         Celgene Corporation

By   /s/ Patrick J. Mahaffy           By
  ------------------------------        ---------------------------------------
     Patrick J. Mahaffy                    Sol J. Barer
     President and CEO                     President and Chief Operating Officer

Please indicate your acceptance and agreement with the foregoing by signing the enclosed copy of this letter and returning it to us.

Very truly yours,

Pharmion Corporation                  ACCEPTED AND AGREED
Pharmion GmbH                         Celgene Corporation

By                                    By   /s/ Sol J. Barer
  ------------------------------        ---------------------------------------
     Patrick J. Mahaffy                    Sol J. Barer
     President and CEO                     President and Chief Operating Officer

                                      -2-